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                                                                    EXHIBIT 10.4



                         CYTRX CORPORATION/ARAIOS, INC.

                       SCIENTIFIC ADVISORY BOARD AGREEMENT

      This Scientific Advisory Board Agreement (the "Agreement") dated as of January 20, 2004 is made by Tariq M. Rana, Ph.D. (the "SAB Member"), CytRx Corporation, a Delaware corporation ("CytRx") and Araios, Inc., a Delaware corporation and subsidiary of CytRx ("Araios"), with CytRx and Araios being collectively referred to as the "Companies".

                                    AGREEMENT

      1. GENERAL. Effective as of the date of execution of this Agreement by all parties, the approval of this Agreement by the Principal Institution (defined below), and the execution of Schedule A hereto by all parties thereto, with such date to be indicated below the signature of the SAB Member on the signature page of this Agreement (the "Effective Date"), each of the Companies shall retain the SAB Member, and the SAB Member agrees to serve, as a member of both of the Companies' respective Scientific Advisory Boards ("SAB") and to consult with the Companies in the Field (as hereinafter defined). The SAB Member agrees to provide to each of the Companies such services in the Field as are customarily performed by a member of a scientific advisory board to a company such as the Companies (the "Services"). The Services will include, without limitation:

      - Consulting with each of the Companies' respective management within the SAB Member's professional area of expertise from time to time as reasonably requested by either of the Companies;

      - Exchanging strategic and business development ideas with the Companies;

      - Attending scientific, medical or business meetings with the Companies' management, such as United States Food & Drug Administration meetings, meetings with strategic or potential strategic partners and other meetings relevant to SAB Member's area of expertise; and

      -     Attending meetings of the SAB as provided herein.

      For purposes of this Agreement, the term "Field" means the use of RNAi technology in, or the application of RNAi technology to, the discovery or development of therapeutic products for humans or animals, and/or the use of RNAi as a component of therapeutic products for humans or animals. Notwithstanding anything else herein to the contrary, the term "Field" is specifically understood to not include the use of RNAi technology in, or the application of RNAi technology to, the discovery and development of reagents, diagnostic products, agricultural products, or products or services developed for or offered to the research tools and products market, or the use of RNAi as a component of reagents, diagnostic products, agricultural products, or products or services developed for or offered to the research tools and products market. The Services shall not include those services prohibited by the Principal Institution, including as set forth in "The University of Massachusetts Uniform Consulting Agreement Provisions" attached hereto as Exhibit A and incorporated herein (the "UMass Provisions") or

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any Affiliated Institution (as defined in Section 2 hereof). The SAB Member is agreeing to provide the Services under this Agreement in consideration of the compensation provided in Section 3 hereof.

      2. PERFORMANCE OF SERVICES. As of the Effective Date, the SAB Member agrees to make himself available to render the Services, at such time or times and location or locations as may be mutually agreed, from time to time at the request of the respective Companies and subject to the UMass Provisions. The SAB Member agrees not to perform any Services for the respective Companies on the premises of the University of Massachusetts Medical School (the "Principal Institution"), any academic institution or any hospital with which he is or may become affiliated (each such Principal Institution, academic institution and hospital an "Affiliated Institution") or with the respective facilities or funds of any such Affiliated Institution which could result in claims by such Affiliated Institution of rights in any Inventions (as defined in Section 8 hereof), without the express prior agreement of the Companies and the Affiliated Institution, as appropriate. Unless covered by an appropriate agreement between any third party (other than an Affiliated Institution) and the respective Companies, the SAB Member shall not knowingly engage in any activities or use any facilities in the course of providing Services which could result in claims of ownership to any Inventions being made by such third party. The SAB Member agrees to devote his reasonable and diligent efforts to the performance of the Services. The SAB Member agrees to attend at least four Araios SAB meetings and two CytRx SAB meetings per year.

      3.    COMPENSATION.

            (A) UP-FRONT CASH PAYMENT AND GRANT OF OPTION. The Companies will compensate the SAB Member for serving as a member of the CytRx SAB and Araios SAB and for providing the Services to the Companies as follows:

                  (1) Upon the Effective Date and confirmation from the SAB Member that he is permitted to commence providing the Services without violating any other contractual arrangement by which he is bound, the Companies shall pay the SAB Member a total of $50,000 in cash.

                  (2) No later than the signing of this Agreement by the SAB Member and the Companies, CytRx shall grant the SAB Member a nonqualified stock option (the "Option") under the CytRx 2000 Long-Term Incentive Plan to purchase up to 812,500 shares (the "Option Shares") of common stock of CytRx. The Option shall have an exercise price equal to the closing price of CytRx common stock on the Effective Date, as reported on Nasdaq. The Option shall be for a term of ten years and shall otherwise be in the form of the Nonqualified Stock Option Agreement attached hereto as Exhibit B and incorporated herein by reference. Vested Options shall not be subject to lapse for any reason prior to the end of their ten year term. The Company covenants and agrees that it will file an effective Form S-8 registration statement covering the Option and the Options Shares no later than April 15, 2004, such that from and after the date of filing (and in all events no later than April 15, 2004) the Option Shares shall be freely tradable immediately upon any exercise of the Option. The Option may be exercised pursuant to a cashless exercise, but only if the SAB Member is not able at the time to obtain the cash proceeds for the exercise price in a broker's transaction (with the Companies bearing any

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commission expenses charged by the broker in connection with selling sufficient shares to generate the cash proceeds for the exercise price).

            (B) VESTING OF OPTION. The Option shall be vested and exercisable immediately upon the Effective Date as to 500,000 of the Option Shares and shall vest and become exercisable as to the balance of the Option Shares as follows:
(i) as to 62,500 of such Option Shares if, during the Term (as defined in Section 5 hereof) or within one year thereafter (the "Tail Period"), either of the Companies or any of their respective affiliates or successors enters into a strategic alliance, collaboration, joint venture or similar arrangement with a Major Pharmaceutical Company (as defined below) for the development or Commercialization of an RNAi Product (as hereinafter defined) (a "Strategic Alliance"); (ii) as to any and all unvested Option Shares if, during the Term or during the Tail Period, either of the Companies or any of their respective affiliates, successors or strategic partners or licensees commences commercial sales of any RNAi Product in the United States, the European Union nations or Japan ("Commercialization"); and (iii) as to any and all unvested Option Shares if during the Term or during the Tail Period, CytRx consummates a Sale (as defined below).

            (C)   CERTAIN DEFINITIONS. For purposes of this Agreement:

                  (1) The term "Major Pharmaceutical Company" means (i) any of the 50 largest pharmaceutical/bio-pharmaceutical/biotechnology companies worldwide as measured by market capitalization, or (ii) any pharmaceutical/bio-pharmaceutical/biotechnology company with revenues from product sales in excess of $3 billion.

                  (2) The term "Sale" means (i) a consolidation or merger of CytRx into or with any other entity or entities which results in the exchange of outstanding shares of CytRx for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger or consolidation in which the holders of outstanding shares of CytRx become, solely by means of such merger or consolidation, the holders of a majority of the voting securities of such other entity), or (ii) a sale, lease, transfer or other disposition to an unaffiliated third party by CytRx or Araios of all or substantially all of its respective assets or voting securities, or of all or substantially all of the assets or voting securities of that Company.

                  (3) The term "RNAi Product" means any human or animal therapeutic product that (i) is discovered or developed through the use or application of RNAi technology, or (ii) contains RNAi as a component thereof.

                  (4) Notwithstanding the definition of the term "Tail Period" in Section 3(B), in the event that (i) the Companies terminate this Agreement without Cause (as hereinafter defined), or (ii) the SAB Member terminates this Agreement for Good Reason (as hereinafter defined), then the Tail Period shall be extended so as to be that period which is the longer of one year from the date of termination or six years from the Effective Date. Notwithstanding anything herein to the contrary, the Tail Period shall not be extended under this Section 3(C)(4) in the event of a termination of this Agreement by either party under Section 4 or 6(E).

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            (D)   MONTHLY CONSULTING FEE. In addition to the foregoing $50,000 payment and grant of the Option, for his Services hereunder the SAB Member shall be entitled to a total monthly payment from the Companies of $6,667 for each month during the Term, payable monthly in arrears, which will increase to $7,500 per month upon Commercialization, a Strategic Alliance or a Sale.

            (E) EXPENSES. The respective Companies also shall promptly reimburse the SAB Member for reasonable out-of-pocket expenses, including, without limitation, travel expenses incurred by him in the performance of the Services (including attendance at all SAB meetings), following the respective Companies' receipt of a request for reimbursement from the SAB Member. The SAB Member shall promptly provide the respective Companies with documentation supporting all such expenses.

      4. PRINCIPAL INSTITUTION. The Companies recognize that the activities of the SAB Member are or will be subject to the rules and regulations of the Principal Institution and any other Affiliated Institution, now or in the future, and the Companies agree that SAB Member shall be under no obligation to perform Services if such performance would conflict with such rules and regulations, or constitute a conflict of interest under the relevant policies of the Affiliated Institution. The SAB Member has no reason to believe that the SAB Member's performance of any of the services contemplated by this Agreement will conflict with the applicable rules or policies of any Affiliated Institution, each as presently in effect. In the event such rules and regulations shall, in the Companies' reasonable opinion or the reasonable opinion of the SAB Member, substantially interfere with the performance of Services by the SAB Member, the Companies or the SAB Member may terminate this Agreement upon 30 days notice to the other parties. Any such termination by the Companies shall not be considered a termination for Cause, unless the Affiliated Institution's rules or policies that are asserted by the Companies or the SAB Member to be in conflict with the performance of the Services are rules or policies that are not generally applied by that Affiliated Institution to other academic researchers at that institution. The SAB Member shall provide copies to the Companies of all status reports he delivers and other material correspondences he has with any Affiliated Institution concerning this Agreement or the Services within three business days of his delivery or receipt of such report or correspondence, provided that the policies of any Affiliated Institution permit him to do so, and provided further that the Companies agree to hold any such report or correspondence in confidence.

      5. TERM. The SAB Member's performance of Services shall commence on the Effective Date and shall continue for a period of five years thereafter (such period, including any extension of such period, the "Term"), unless either the SAB Member or either of the Companies terminate this Agreement pursuant to Sections 4 or 6 hereof, or unless this Agreement is extended by the mutual written agreement of the SAB Member and the Companies.

      6.    TERMINATION; EFFECT OF TERMINATION.

            (A) TERMINATION BY COMPANIES FOR CAUSE. The Companies may terminate this Agreement (in addition to any other available remedy) at any time for Cause. The term "Cause" shall mean the SAB Member's material failure to perform his duties under this Agreement which goes uncured for more than 15 days following written notice from either of the

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Companies, the SAB Member's conviction of or plea of no contest to any felony, or the SAB Member's act or failure to act that materially and adversely affects the business of either of the Companies.

            (B) TERMINATION BY SAB MEMBER FOR GOOD REASON. The SAB Member may terminate this Agreement (in addition to any other available remedy) at any time for Good Reason. The term "Good Reason" shall mean (i) either of the Companies' breach any of its material obligations under this Agreement in any material respect (including without limitation, the Companies' payment obligations and CytRx's obligations with respect to the Option and the Option Shares) if such breach is not cured within 15 days (10 days in the case of a breach of a payment obligation) after receipt by such party of written notice thereof, or (ii) the occurrence any of the following events upon not less than 15 days prior written notice to the Companies at any time after the occurrence of such events, but in no event later than 60 days after written notice from the Companies to the SAB Member of the occurrence of any of such events:

      - a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging both of the Companies as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of both of the Companies under any bankruptcy or similar law, and such decree of order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court of competent jurisdiction ordering the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of both of the Companies, or for the winding up or liquidation of the affairs of both of the Companies, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

      - both of the Companies shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

      - the Companies and their affiliates shall discontinue or suspend indefinitely substantially all research and development efforts in the Field.

            (C) TERMINATION BY COMPANIES WITHOUT CAUSE; TERMINATION BY SAB MEMBER WITHOUT GOOD REASON. The Companies or the SAB Member may terminate this Agreement at any time after three years from the Effective Date (but not before then) without cause and without liability to any other party upon 15 days prior written notice to the Companies or the SAB Member, as the case may be.

            (D) TERMINATION DUE TO DEATH OR DISABILITY. This Agreement shall automatically terminate upon the death of the SAB Member, or upon notice from the Companies

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or the SAB Member following the "Disability" of the SAB Member. For purposes of this Agreement, the SAB Member shall be considered "to have suffered a "Disability" if: (i) he is incapacitated or disabled by accident, sickness or otherwise so as to render him mentally or physically incapable of performing a substantial part of the Services, with or without reasonable accommodation, required to be performed by him under this Agreement for a period of at least 90 consecutive days, or for 90 days (whether or not consecutive) during any six (6) month period. A termination by death or Disability shall not be considered a termination for Cause.

            (E) TERMINATION PURSUANT TO SECTION 4. Either party may terminate this Agreement at any time subject to and in accordance with the provisions of
Section 4.

            (F) SURVIVAL OF CERTAIN PROVISIONS. No termination of this Agreement shall relieve the SAB Member or the Companies of any obligations hereunder which by their terms are intended to survive the termination of the SAB Member's association with the Companies, including, but not limited to, the obligations of Sections 3 (as to only those provisions that are specifically described as being applicable after the Term), 8, 9, 10, 11, 12, 15, 19, 20, 22 through 25 and 27 hereof.

            (G) RETURN OF COMPANY PROPERTY. Upon termination of this Agreement for any reason, the SAB Member shall promptly deliver to the Companies any and all property of the Companies or their customers, licensees, licensors, or affiliates which may be in his possession or control, including without limitation, products, cell lines, materials, memoranda, notes, diskettes, records, reports, laboratory notebooks, or other documents or photocopies of the same and shall destroy any Confidential Information (as defined in Section 9 hereof) in intangible form.

      7. INDEPENDENT CONTRACTOR. It is understood and agreed that the SAB Member is an independent contractor and that neither this Agreement nor the Services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create any employer-employee relationship between the parties. The SAB Member shall not be entitled to any fringe benefits generally provided to employees of either of the Companies and the Companies shall not be required to maintain workers' compensation coverage for the SAB Member.

      8. INVENTIONS. The SAB Member shall promptly disclose to the Companies, and hereby assigns and agrees to assign to the Companies (or as otherwise directed by the Companies), his full right, title and interest, if any, to all Inventions (as defined below). The SAB Member agrees to cooperate fully with the Companies, their attorneys and agents, in the preparation and filing of all papers and other documents as may be required to perfect the Companies' rights in and to any of such Inventions, including, but not limited to, execution of any and all applications for domestic and foreign patents, copyrights or other proprietary rights and the performance of such other acts (including, among others, the execution and delivery of instruments of further assurance or confirmation) requested by the Companies to assign the Inventions to the Companies and to permit the Companies to file, obtain and enforce any patents, copyrights or other proprietary rights in the Inventions, all at the Companies' sole cost and expense. The SAB Member hereby designates the Companies as his agent, and grants to the Companies a power of attorney with full power of substitution, which power of attorney shall be deemed coupled with an interest, for the purpose of effecting any such assignment hereunder

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from the SAB Member to the Companies. "Inventions" shall mean, for purposes of this paragraph, ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, trade secrets, apparatus, developments, techniques, methods, biological processes, cell lines, laboratory notebooks and formulas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made or discovered by the SAB Member (whether alone or with others) within the Field as a result of consulting with either of the Companies under this Agreement and/or as a result of Confidential Information (as defined in Section 9 hereof) received from either of the Companies.

      The Companies acknowledge and agree that the SAB Member is bound by the UMass Provisions. In the event of any inconsistency between the terms and provisions of this Section 8 and the UMass Provisions, the UMass Provisions shall govern. In this respect, in no event shall the SAB Member's obligations hereunder relate to any right, title or interest that the SAB Member may have in ideas, discoveries, creations, manuscripts and properties, innovations, improvements, know-how, inventions, trade secrets, apparatus, developments, techniques, methods, biological processes, cell lines, laboratory notebooks and formulas (whether or not patentable or copyrightable or constituting trade secrets) conceived, made or discovered by the SAB Member (whether alone or with others) with the use of facilities or fundings of any Affiliated Institution and that the SAB Member is required to assign to his Affiliated Institution pursuant to the rules and regulations of such Affiliated Institution. The SAB Member agrees to not knowingly use or incorporate any third party proprietary information into any Inventions or to disclose such information to the Companies. Upon termination of this Agreement with the Companies, the SAB Member shall provide to the Companies in writing a full, signed statement of all Inventions in which the SAB Member participated prior to termination of this Agreement.

      The SAB Member agrees to cooperate to facilitate any efforts by the Companies to acquire by assignment or exclusive license rights to the existing inventions, technologies and other intellectual property in the Field that have been developed or identified by the SAB Member and his laboratory prior to or during the Term. The SAB Member shall not be in breach of this Agreement if, despite such cooperation, the Companies fail to consummate the foregoing.

      9. CONFIDENTIALITY. During the Term, the SAB Member will be exposed to certain information concerning the respective Companies' research, business, Inventions, products, proposed new products, designs, clinical testing programs, manufacturing processes and techniques, customers, and other information and materials that embody trade secrets or technical or business information that is confidential and proprietary to the Companies and is not generally known to the public (collectively, "Confidential Information"). Confidential Information shall not include information that (i) is in the public domain on the Effective Date of this Agreement, (ii) is or was disclosed to the SAB Member by a third party having no fiduciary relationship with the Companies and having no known obligation of confidentiality with respect to such information, (iii) is or was independently known or developed by the SAB Member without reference to the Confidential Information as reasonably demonstrated by the SAB Member by written records or (iv) is required by law or in a legal proceeding to be disclosed, provided that the SAB Member shall give the Companies prior written notice of such proposed disclosure so that the Companies may take such legal steps as they deem appropriate to protect the Confidential Information. The SAB Member hereby agrees, for a period of seven years following his receipt of such Confidential Information, not to disclose or make use of, or allow

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others to use, any Confidential Information, except to the Companies' employees and representatives, without the Companies' prior written consent, unless such information becomes publicly available through no fault of the SAB Member; provided, however, that such obligations of the SAB Member shall expire after five years from the termination or expiration of this Agreement. In addition, the SAB Member further agrees not to make any notes or memoranda relating to the Business of the Companies other than for the benefit of the Companies and not to use or permit to be used at any time any such notes or memoranda other than for the benefit of the Companies.

      10. INJUNCTIVE RELIEF. The SAB Member agrees that any breach of this Agreement by him could cause irreparable damage to the Companies and that in the event of such breach the Companies shall have the right to obtain injunctive relief, including, without limitation, specific performance or other equitable relief to prevent the violation of his obligations hereunder. It is expressly understood and agreed that nothing herein contained shall be construed as prohibiting the Companies from pursuing any other remedies available for such breach or threatened breach, including, without limitation, the recovery of damages by the Companies.

      11. NO ASSIGNMENT BY THE SAB MEMBER. The Services to be rendered by the SAB Member are personal in nature. The SAB Member may not assign or transfer this Agreement or any of his rights or obligations hereunder. In no event shall the SAB Member assign or delegate responsibility for actual performance of the Services to any other natural person.

      12. PUBLICATIONS. The SAB Member agrees that he will not at any time during the time limitations set forth in paragraph 9 hereof, publish any Confidential Information that becomes known to him as a result of his relationship with the Companies which is, or pursuant to the terms hereof becomes, the property of either of the Companies or any of its clients, customers, consultants, licensors, licensees, or affiliates except to such extent as may be necessary in the ordinary course of performing in good faith his duties as a member of the SAB of either of the Companies and with the prior written consent of the Companies.

      During the Term and for a period of two years thereafter, the SAB Member agrees to submit to the Companies for a period of at least 30 days (the "Review Period") a copy of any proposed manuscript or other materials to be published or otherwise publicly disclosed by the SAB Member (each a "Proposed Publication") which contains information derived, in whole or in part, from Services performed for the Companies in sufficient time to enable the Companies to determine if patentable Inventions or Confidential Information would be disclosed. Nothing herein shall be construed to restrict the SAB Member's right to publish material which does not contain Confidential Information. Following the expiration of the Review Period, if the Companies do not notify the SAB Member that the Proposed Publication discloses patentable Inventions or Confidential Information such Proposed Publication shall be deemed to be approved by the Companies for publication. In addition, the SAB Member will cooperate with the Companies in this respect and will delete from the manuscript or other disclosure any Confidential Information if requested by the Companies and will assist the Companies in filing for patent protection for any patentable Inventions prior to publication or other disclosure.

      13. NO CONFLICTING AGREEMENTS. The SAB Member represents and warrants, that he is not a party to any commitments or obligations that conflict with this Agreement. In this

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regard, as a condition to the effectiveness of this Agreement the SAB Member shall obtain the Principal Institution's execution of Exhibit A to this Agreement. During the Term, the SAB Member will not enter into any agreement either written or oral in conflict with this Agreement and will arrange to provide Services under this Agreement in such a manner and at times that such Services will not conflict with his responsibilities under any other agreement, arrangement or understanding or pursuant to any employment relationship he has at any time with any third party. In the event of any inconsistency between this Agreement and any agreement or policy of any Affiliated Institution, the agreement or policy of the Affiliated Institution shall control.

      14. OTHER CONSULTING SERVICES. The Companies agree that SAB Member may serve as a member of scientific advisory boards or in a similar capacity with, and provide consulting services to, other companies in scientific areas outside of the Field, provided that such service does not conflict or materially interfere with his Services hereunder. The SAB Member shall notify the Companies in writing in advance of such service, provided that the Companies shall hold all such information in confidence, and provided further that the SAB Member need not provide copies of any agreements with such other companies or any information relating to his compensation for such services.

      15. NONSOLICITATION. During the Term and for a period of one year thereafter, the SAB Member, personally, will not, without the Companies' prior written consent, directly solicit the employment of any employee of the Companies or their affiliates with whom the SAB Member has had contact in connection with the relationship arising under this Agreement. Nothing in this
Section 15 shall be deemed to prohibit general solicitations of employment by any Affiliated Institution.

      16. DISCLOSURE OF RELATIONSHIP. The parties each shall be entitled to disclose that the SAB Member is serving on the SAB, including in any business plan, press release, advertisement, prospectus or other offering document of either of the Companies or their affiliates; provided that SAB Member shall have the opportunity to review and approve press releases relating to announcement of this Agreement and developments in the business of the respective Companies prior to release, with approval of such press releases not to be unreasonably delayed or withheld. Notwithstanding the foregoing, the Companies shall not require the approval by the SAB Member of any press release or governmental filing that in the opinion of the respective Companies' counsel is required to be made.

      17. SPONSORED RESEARCH AGREEMENT. The Companies shall use their reasonable and diligent efforts to enter into as soon as is practicable after the Effective Date a sponsored research agreement in the Field with the Principal Institution with at least a three-year term under which the Company's direct and indirect costs and expenses associated with the research payable to the Principal Institution by either CytRx or Araios will be at least $750,000 per year.

      18. NOTICES. All notices and other communications hereunder shall be delivered or sent by facsimile transmission, recognized courier service, registered or certified mail, return receipt requested. Any notice or required submission of documents to CytRx made under the provisions of this Agreement shall be deemed to have been constructively delivered to Araios for purposes of this Agreement.

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            If to CytRx:

            Steven A. Kriegsman
            Chief Executive Officer
            CytRx Corporation
            11726 San Vicente Boulevard, Suite 650
            Los Angeles, CA 90049
            Fax: (310) 826-6139

            If to Araios:

            Mark A. Tepper, Ph.D.
            President
            Araios, Inc.
            One Innovation Drive
            Worcester, MA 01605
            Fax: (508) 767-3862

            with a copy to:

            General Counsel
            CytRx Corporation
            11726 San Vicente Boulevard, Suite 650
            Los Angeles, CA 90049
            Fax: (310) 826-6139

            If to the SAB Member:

            Tariq M. Rana, Ph.D.
            Professor and Director of Chemical Biology Program
            Department of Biochemistry and Molecular Pharmacology
            University of Massachusetts Medical School
            364 Plantation Street, LRB room 828,
            Worcester, MA 01605-2324
            Fax: (508) 856-8015

      Such notice or communication shall be deemed to have been given as of the date sent by the facsimile or delivered to a recognized courier service, or three days following the date sent by registered or certified mail.

      19. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns. The SAB Member agrees that either of the Companies may assign this Agreement, in whole but not in part, to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger, consolidation or other reorganization of either of the Companies with or into such corporations (including without limitation a merger of Araios into CytRx or other acquisition by CytRx of all of the assets of Araios). Each of the Companies also may assign this

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Agreement, in whole but not in part, to any person or entity controlled by, in control of, or under common control with, the respective Companies, if it obtains the prior written consent of the SAB Member, which consent shall not unreasonably be withheld or delayed and which shall not be required in the case of CytRx's acquisition of Araios by merger or otherwise; provided, however, that no such assignment shall relieve either of the Companies of its liability to the SAB Member hereunder. The Companies may not otherwise assign this Agreement without the SAB Member's prior written consent.

      20. INDEMNIFICATION. The Companies shall jointly and severally indemnify, defend and hold harmless the SAB Member from any claim, loss, liability or expense (including reasonable attorney's fees) incurred by him as a result of the performance of his Services hereunder in accordance with the terms hereof, a material breach by either of the Companies hereof or any gross negligence or willful misconduct by either of the Companies or their respective officers or directors in connection with this Agreement or otherwise relating to or resulting from the performance of the Services hereunder, except where such claim, loss, liability or expense is attributable primarily to the SAB Member's own gross negligence or willful misconduct.

      21. ENTIRE AGREEMENT; COUNTERPARTS. This Agreement constitutes the entire agreement among the parties as to the subject matter hereof. No provision of this Agreement shall be waived, altered or cancelled except in writing signed by the party against whom such waiver, alteration or cancellation is asserted. Any such waiver shall be limited to the particular instance and the particular time when and for which it is given. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      22. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles.

      23. ENFORCEABILITY. The invalidity or unenforceability of any provision hereof as to an obligation of a party shall in no way affect the validity or enforceability of any other provision of this Agreement, provided that if such invalidity or unenforceability materially adversely affects the benefits the other party reasonably expected to receive hereunder, that party shall have the right to terminate this Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by limiting or reducing it or them, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

      24. CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against any party.

      25. RESOLUTION OF DISPUTES. Any dispute arising under or in connection with any matter related to this Agreement or any related agreement shall be resolved exclusively by arbitration. The arbitration will be in conformity with and subject to the applicable rules and procedures of the American Arbitration Association. All parties agree to be (i) subject to the jurisdiction and venue of the arbitration in Los Angeles, California; and (ii) bound by the decision of the arbitrator as the final decision with respect to the dispute.

      26. ADVICE OF COUNSEL. Each party acknowledges that, in executing this Agreement, such party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement.

      27. FEES AND EXPENSES. Upon request by the SAB Member and presentation of invoices therefor in such detail as the Companies shall reasonably request, the Companies shall pay or reimburse the SAB Member up to a total of $10,000 in legal fees and disbursements incurred by him in connection with the negotiation and preparation of this Agreement. Except as otherwise specifically provided in this Agreement, the parties shall bear their own costs and expenses in connection with this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Scientific Advisory Board Agreement as a sealed instrument as the date first written above.

                                             CYTRX CORPORATION

                                             By:  /s/ Steven A. Kriegsman
                                                 -------------------------------
                                                   Steven A. Kriegsman
                                                   Chief Executive Officer

                                             ARAIOS, INC.

                                             By:  /s/ Mark A. Tepper
                                                 -------------------------------
                                                  Mark A. Tepper,  Ph.D.
                                                  President

SAB MEMBER

/s/ Tariz M. Rana
-------------------------------
Name:  Tariq M. Rana, Ph.D.

Social Security Number:

_______________________________

Effective Date:  March 3, 2004

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

                                   SCHEDULE A

                             CONFLICTING AGREEMENTS

            UNIVERSITY OF MASSACHUSETTS UNIFORM CONSULTING AGREEMENT
                                   PROVISIONS

All faculty at the University of Massachusetts (the "University") are subject to the University Policy on Faculty Consulting and Outside Activities (the `Policy"). The Policy recommends that faculty at the University attach these Uniform Consulting Agreement Provisions ("Uniform Provisions") to any agreement or arrangement ("Consulting Agreement") under which a faculty member will provide consulting services to, or will engage in other non-academic activities in his or her area of expertise on behalf of any for-profit organization (a "Company"). These Uniform Provisions are intended to clarify, among other things, the respective legal rights of the University and the Company in any intellectual property and other work product that may be developed or discovered by the faculty member in the course of performing services for the Company. If any term of the Uniform Provisions is inconsistent with a term of the Consulting Agreement to which the Uniform Provisions are attached, the terms of the Uniform Provisions govern.

University faculty are permitted to devote the equivalent of one day within the academic week to the performance of outside activities, including consulting with Companies. These activities must be reported to the Department Chair of the faculty member in order to ensure compliance with this time restriction and the ability of the faculty member to meet his or her responsibilities to the University. In certain instances, these activities must also be reviewed by the University's Conflicts Committee. The Conflicts Committee may impose restrictions on the consulting relationship.

University faculty are ordinarily prohibited from using University-administered funds, facilities, and equipment in the performance of services for a Company pursuant to a Consulting Agreement. In addition, faculty must obtain special approval to involve University students in consulting or other services for Companies. Companies may obtain access to University facilities, equipment, and personnel under a sponsored research agreement with the University.

University faculty may not use the name of the University in relation to any outside activities, including consulting work, except to describe their credentials.

University faculty are permitted to assign to a Company their rights in any invention, discovery, or development (collectively, "Intellectual Property") that arises while performing services under a Consulting Agreement, provided that the faculty member did not use University-administered funds, facilities, or equipment (collectively, "University Resources") in the course of developing that Intellectual Property. If a faculty member made significant use of University Resources, the faculty member is contractually obligated to assign to the University all of his or her rights in that Intellectual Property.

The University presumes that a faculty member did make significant use of University Resources in the development of Intellectual Property that is the same as, directly related to, or substantially similar to a research project in which that faculty member is engaged at the University. In order to avoid any confusion regarding ownership of Intellectual Property, the University has determined and Company agrees that the field of services to be provided under this Consulting Agreement is directly related to or substantially similar to the research projects undertaken by the faculty member at the University. Therefore, any Intellectual Property developed by the faculty member during the term of this Consulting Agreement is owned by the University, and the Company may enter into negotiations to obtain license rights to the Intellectual Property.

No Consulting Agreement may limit the ability of a University faculty member to use or publish information that (a) was developed, discovered, or acquired by the faculty member in the course of research performed at the University or otherwise outside the scope of the consulting services, (b) was in the public domain before the consulting services were performed (c) entered the public domain by means other than an unauthorized disclosure resulting from an act or omission by the faculty member, (d) was known to the faculty member or the University before the consulting services were performed, or (e) is required to be disclosed in order to comply with applicable law, regulations, or a court order.

A Company may require a faculty member to leave with the Company any notes, data, and records developed in the performance of consulting services, provided that the faculty member may retain one copy of those documents for archival purposes.

Companies should be aware that, in addition to the Policy, University faculty are subject to the University Intellectual Property Policy and the University Policy on Conflicts of Interest Relating to Intellectual Property and Commercial Ventures. The University will make the three policies available upon request.

These Uniform Provisions remain in effect during the entire term of the Consulting Agreement to which they are attached.

AGREED AND ACCEPTED:

FACULTY MEMBER                                 CYTRX CORPORATION

By: /s/ Tariq M. Rana                          By: /s/ Steven A. Kriegsman
    ---------------------------                   ------------------------------
Printed Name: Tariq M. Rana                    Printed Name: Steven A. Kriegsman

Date:  Jan. 20, 2004                           Title: Chief Executive Officer

                                               Date:____________________________

UNIVERSITY OF MASSACHUSETTS                    ARAIOS, INC.

By: /s/ Chester A. Bisbee                      By: /s/ Mark A. Tepper
    ---------------------------                   ------------------------------
Printed Name: Chester A. Bisbee, Ph.D., J.D.   Printed Name: Mark A. Tepper

Title: Acting Director, Office of Technology   Title: President
         Management

                                               Date:____________________________
Date: 4-9-04